UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2010

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On January 4, 2010, John C. Myers, III, notified the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”) of his decision to resign from the Board, effective immediately.  Mr. Myers was a member of the Governance Committee and had been a director since 2006.  Mr. Myers did not resign as a result of any disagreement with the Company on any matter.  The Board has appointed Allen C. Harper to replace Mr. Myers on the Governance Committee.

The Board’s nomination of a director to replace Mr. Myers will be included in the Company’s proxy statement for the 2010 annual meeting of shareholders, in addition to the Board’s other nominations for directors in Class I, whose terms will expire in 2010.  The 2010 annual meeting of shareholders is expected to be held on April 28, 2010, and proxy materials are expected to be mailed to shareholders beginning on or around March 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2010
Consolidated-Tomoka Land Co. By: /s/ William H. McMunn William H. McMunn, President and Chief Executive Officer